Exhibit 99.1

OptimizeRx Reports Third Quarter 2022 Financial Results

-	Q3 Revenue of $15.1 million, down 6% year-over-year and up 8% quarter-over-quarter

-	Gross profit increased 4% year-over-year to $9.4 million as gross margins increased from 56% to 62%

-	Generated $7.9 million in cash flow from operations during the first nine months of 2022

-	Repurchased 1.1 million shares - year to date - at an average price of $16.70 per share

ROCHESTER, Mich. – November 8, 2022 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of point-of-care technology solutions helping patients start and stay on therapy, reported results for the three months ended September 30, 2022. Quarterly comparisons are to the same year-ago period.

	Rolling Twelve Months Ended September 30,
Key Performance Indicators (KPIs)*	2022	2021
Average revenue per top 20 pharmaceutical manufacturer	$2,188,300	$2,516,515
Percent of top 20 pharmaceutical manufacturers that are customers	95%	90%
Percent of total revenue attributable to top 20 pharmaceutical manufacturers	66%	79%
Net revenue retention	96%	161%
Revenue per average full-time employee	$618,711	$740,728

Will Febbo, OptimizeRx CEO commented, “We are seeing significant momentum off the mid-year trough, and are confident that we are gaining traction across our business in particular with our Real World Evidence (RWE) solutions. RWE is an important growth driver, and we believe it aligns well with digital trends across the life sciences industry including pharma manufacturers moving a greater percentage of their commercial spend towards omni-channel digital solutions. We believe smarter solutions - such as OptimizeRx’s RWE - will capture the lion’s share of the pharma legacy commercial dollars that are reallocated to digital. We believe executing on just the RWE opportunities we have in front of us today could position us to grow our topline by over 20% next year.”

Financial Highlights

●	Revenue in the third quarter of 2022 decreased 6% to $15.1 million, from $16.1 million as compared to the same year ago period.

●	Gross profit in the third quarter of 2022 increased 4% year-over-year to $9.4 million.

●	GAAP net loss totaled $3.5 million or $(0.19) per basic and diluted share in the third quarter.

●	Non-GAAP net income in the third quarter totaled $1.3 million or $0.07 per fully diluted shares outstanding. (see definition of this non-GAAP measure and reconciliation to GAAP, below).

●	Cash, cash equivalents and short-term investments totaled $78.8 million as of September 30, 2022 as compared to $84.7 million as of December 31, 2021.

2022 Financial Outlook

Based on third quarter results, the Company is reiterating its full year financial outlook for 2022 for net revenue to be between $62 million and $68 million, representing year-over-year growth of 1% to 11%, respectively, and gross margins to be between 59% and 62%.

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date: Tuesday, November 8, 2022

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Web access: https://viavid.webcasts.com/starthere.jsp?ei=1577818&tp_key=c51f87e696

Toll-free dial-in number: 1-888-999-3182

International dial-in number: 1-848-280-6330

Conference ID: 8072033

Please call the conference telephone number five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income and non-GAAP net income per diluted share or non-GAAP EPS, both of which are non-GAAP financial measures.

The Company defines non-GAAP net income as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a diluted basis. The Company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cash flow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a Company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that exclude non-cash expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s own core business operating results over different periods of time.

The Company’s non-GAAP net income and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net income and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income and non-GAAP EPS for the three months ended September 30, 2022 and 2021.

Definition of Key Performance Indicators*

Top 20 pharmaceutical manufacturers: Top 20 pharmaceutical manufacturers are based on Fierce Pharma’s “The top 20 pharma companies by 2020 revenue.”

Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).

Revenue per average Full Time Employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by taking our total number of FTEs at the end of the prior year period by our total FTE headcount at the end of the most recent.

About OptimizeRx

OptimizeRx provides best-in-class health technology that enables care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 60% of U.S. healthcare providers and millions of their patients through the most intelligent technology platform embedded within a proprietary digital point-of-care network, OptimizeRx helps patients start and stay on their medications.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans and future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Relations Contact

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$41,329,020	$84,681,770
Short term investments	37,468,889	—
Accounts receivable, net	17,813,708	24,800,585
Prepaid expenses and other	2,722,987	5,630,655
Total Current Assets	99,334,604	115,113,010
Property and equipment, net	144,084	143,818
Other Assets
Goodwill	22,673,820	14,740,031
Intangible assets, net	13,452,893	10,646,654
Right of use assets, net	255,161	328,820
Security deposits and other assets	12,859	12,859
Total Other Assets	36,394,733	25,728,364
TOTAL ASSETS	$135,873,421	$140,985,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$1,000,625	$606,808
Accrued expenses	1,699,558	2,902,836
Revenue share payable	2,673,622	4,378,216
Current portion of lease obligations	87,448	90,982
Deferred revenue	673,214	1,389,907
Total Current Liabilities	6,134,467	9,368,749
Non-Current Liabilities
Lease liabilities, net of current portion	166,751	236,726
Total Liabilities	6,301,218	9,605,475
Commitments and contingencies (See note 10)	—	—
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 166,666,667 shares authorized, 18,261,239 issued at September 30, 2022 and 17,860,975 shares issued and outstanding at December 31, 2021	18,261	17,861
Treasury stock	(706)	—
Additional paid-in-capital	175,920,910	166,615,514
Accumulated deficit	(46,366,262)	(35,253,658)
Total Stockholders’ Equity	$129,572,203	$131,379,717
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$135,873,421	$140,985,192

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2022	2021	2022	2021

Net Revenue	$15,085,504	$16,124,951	$42,795,699	$40,979,801
Cost of revenues	5,664,733	7,047,832	16,283,307	17,733,400
Gross profit	9,420,771	9,077,119	26,512,392	23,246,401

Operating expenses
Salaries, wages, & benefits	5,088,955	4,619,320	15,376,370	12,106,933
Stock-based compensation	4,277,241	1,008,007	11,476,662	2,612,198
Other general and administrative expenses	3,811,334	3,411,602	11,085,750	8,787,250
Total operating expenses	13,177,530	9,038,929	37,938,782	23,506,381
Income (Loss) from operations	(3,756,759)	38,190	(11,426,390)	(259,980)
Other income
Interest income	289,967	1,704	313,786	14,597
Income (Loss) before provision for income taxes	(3,466,792)	39,894	(11,112,604)	(245,383)
Income tax benefit	—	—	—	—
Net Income (Loss)	$(3,466,792)	$39,894	$(11,112,604)	$(245,383)
Weighted average number of shares outstanding – basic	17,981,184	17,639,346	17,994,288	17,028,762
Weighted average number of shares outstanding – diluted	17,981,184	18,198,412	17,994,288	17,028,762
Income (loss) per share – basic	$(0.19)	$—	$(0.62)	$(0.01)
Income (loss) per share – diluted	$(0.19)	$—	$(0.62)	$(0.01)

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,112,604)	$(245,383)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,565,484	1,580,173
Stock-based compensation	11,476,662	2,362,113
Stock issued for board service	—	250,085
Provision for loss on accounts receivable	132,727	60,000
Changes in:
Accounts receivable	6,854,150	(2,921,824)
Prepaid expenses and other assets	2,199,333	1,891,900
Accounts payable	393,817	153,395
Revenue share payable	(1,704,593)	(1,078,777)
Accrued expenses and other liabilities	(1,237,839)	(53,710)
Operating leases, net	150	—
Deferred revenue	(716,693)	62,610
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,850,594	2,060,582

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(64,667)	(62,565)
EvinceMed acquisition	(2,000,000)	—
Purchase of short-term investments	(37,468,889)	—
Purchase of intangible assets, including intellectual property rights	(158,321)	(324,413)
NET CASH USED IN INVESTING ACTIVITIES	(39,691,877)	(386,978)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from public offering of common stock, net of offering costs	—	70,671,536
Repurchase of common stock	(12,561,571)	—
Proceeds from exercise of stock options	1,050,104	3,805,475
Payment of contingent consideration	—	(1,610,813)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(11,511,467)	72,866,198
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(43,352,750)	74,539,802
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	84,681,770	10,516,776
CASH AND CASH EQUIVALENTS - END OF PERIOD	$41,329,020	$85,056,578

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Reduction of EvinceMed purchase price for amounts previously paid	$708,334	$—
Shares issued in connection with acquisition	$9,374,455	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

RECONCILIATION of NON-GAAP to GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income (Loss)	$(3,466,792)	$39,894	$(11,112,604)	$(245,383)
Depreciation and amortization	515,828	526,035	1,565,484	1,580,173
Stock-based compensation	4,277,241	1,008,007	11,476,662	2,612,198
Acquisition expense	—	—	22,318	—
Non-GAAP net income (loss)	1,326,277	1,573,936	1,951,860	3,946,988

Non-GAAP net income (loss) per share
Diluted	$0.07	$0.09	$0.11	$0.22
Weighted average shares outstanding:
Diluted	18,088,406	18,198,412	18,169,885	17,555,593